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                                                                      EXHIBIT 5



                               September 2, 1997



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

         Re:      International Alliance Services, Inc.
                  Registration Statement on Form S-8

Ladies and Gentlemen:

         We have acted as counsel to International Alliance Services, Inc., a Delaware corporation (the "Company") in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") relating to the Company's Agents 1997 Stock Option Plan and 1996 Employee Stock Option Plan (together, the "Plans") filed by the Company with the Securities and Exchange Commission covering 2,200,000 shares of common stock, $.01 par value per share (the "Shares"), of the Company issuable pursuant to the Plans.

         In so acting, we have examined and relied upon such records, documents, and other instruments as in our judgment are necessary or appropriate in order to express the opinion hereinafter set forth and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

         Based upon such examination and review and upon representations made to us by the officers and directors of the Company, we are of the opinion that the Shares have been duly and validly authorized and, assuming that the Shares are issued for an amount at least equal to their par value, will, upon issuance pursuant to the terms and conditions of the Company's Plans, be validly issued, fully paid and nonassessable.

         The opinion expressed herein is limited to the corporate laws of the State of Delaware and we express no opinion as to the effect on the matters covered by any other jurisdiction. This firm consents to the filing of this opinion as an exhibit to the Registration Statement and to the reference to the firm in any documents incorporated by reference in the Registration Statement.

                                       Very truly yours,


                                       AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.